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                                                                     EXHIBIT 5.1

                              [SOCO LETTERHEAD]

                                June 10, 1997

Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas  76102

        Re:     Registration Statements on Form S-3
                Registration Nos. 33-54809 and 333-27363

Ladies and Gentlemen:

        As Vice President/General Counsel of Snyder Oil Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statements on Form S-3 (Registration Nos. 33-54809 and 333-27363) (collectively, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the Company's offering of up to an aggregate of $175,000,000 principal amount of 8?% Senior Subordinated Notes due 2007 of the Company (the "Notes"). Capitalized terms used and not defined herein have the meanings respectively ascribed to them in the Prospectus or Prospectus Supplement (collectively, the "Prospectus") that are included as part of the Registration Statement.

        In connection with the opinions expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinions set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

        Based on the foregoing, it is my opinion that:

        1. Upon the due execution and delivery of the Indenture and the due execution, authentication and delivery of the Notes in accordance with the terms and in the manner described in the Registration Statement, the Notes will be validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles limiting the availability of specific performance.

        2. Upon the due execution and delivery of the Indenture and the due execution and delivery of the Subsidiary Guarantees in accordance with the terms and in the manner described in the Registration Statement, each Subsidiary Guarantee will be validly issued and will constitute the binding obligation of the Subsidiary Guarantor executing and delivering such Subsidiary Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar

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Snyder Oil Company
June 10, 1997
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laws affecting creditors' rights generally and by general equitable principles limiting the availability of specific performance.

        This opinion is limited to the substantive laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        I hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company in connection with the offering of the Notes, to the incorporation by reference of this opinion into the Company's Registration Statements on Form S-3 (Registration Nos. 33-54809 and 333-27363) and to the use of my name under the caption "Legal Matters" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.


                                                 Very truly yours,


                                                 /s/ PETER E. LORENZEN
                                                 -------------------------------
                                                 Peter E. Lorenzen,
                                                 Vice President--General Counsel